Exhibit 99.1

MURPHY OIL ANNOUNCES PRELIMINARY FIRST QUARTER 2014 EARNINGS

EL DORADO, Arkansas, April 30, 2014—Murphy Oil Corporation (NYSE: MUR) announced today income from continuing operations of $169.3 million ($0.93 per diluted share). This was a decrease from the $182.7 million ($0.95 per diluted share) earned in the first quarter a year ago.

Adjusted earnings, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, in the first quarter of 2014 were $174.8 million ($0.96 per diluted share). This was a decrease of $12.7 million ($0.02 per diluted share) compared to the prior year’s quarter. Adjusted earnings were lower in the 2014 quarter compared to the prior year primarily due to $30 million of higher exploration expenses in the current quarter.

Earnings before interest, taxes, depreciation and amortization (EBITDA) totaled $754.4 million in the first quarter 2014, up from $736.8 million in the first quarter of 2013. EBITDA per barrel of oil equivalent sold was $41.81 in the 2014 quarter compared to $40.05 in the 2013 quarter.

First quarter 2014 highlights were as follows:

•	Initiated a $250 million share repurchase, bringing us to a total of $1 billion of repurchases of Company Common stock under our existing Board authorized program.

•	Produced a Company record 49,634 barrels of oil equivalent per day (boepd) net in the Eagle Ford Shale (EFS) play, up 18% from fourth quarter 2013 and 72% from first quarter 2013.

•	Reduced lease operating expenses per barrel of oil equivalent (BOE) for conventional oil and gas operations from $16.35 per BOE in the first quarter of 2013 to $11.81 per BOE in the first quarter 2014.

•	Completed the Sarawak gas compression upgrade to 300 million cubic feet per day (mmcfd) gross capacity and proved the system deliverability with a new single day gross production record of 301 mmcfd.

•	Completed the planned shut-in of the Kikeh field to tie-in the Siakap North-Petai (SNP) subsea development with first production from the SNP field on February 28, 2014.

•	Sanctioned Floating Liquefied Natural Gas project in Block H Malaysia and received Field Development Plan approval from PETRONAS.

•	Reached a new single day production record in March of just over 226,000 boepd net, while averaging near 222,000 boepd net for the month of March.

•	Named high bidder on 16 new blocks in the Gulf of Mexico Central lease sale in March and added exploration acreage in offshore Namibia in West Africa.

Roger W. Jenkins, President and Chief Executive Officer, commented, “So far in 2014, we have placed SNP on production, progressed Dalmatian with first production on April 20, added wells in the EFS, ramped up the four new Sarawak oil fields, and tested the new 300 mmcfpd gross capacity for Sarawak gas. In fact, we are on track to establish record production this year, which will be the third consecutive year we have achieved record volumes. Our annual production guidance is now 225,000 – 230,000 boepd, primarily reflecting reductions at two non-operated properties. The start-up of the Kakap-Gumusut project is now further delayed and Syncrude will have unplanned maintenance downtime in the second quarter.”

Operations Summary

North America Onshore

Development activity in our Eagle Ford Shale area of south Texas continues to yield steady growth. First quarter production in the EFS averaged 49,634 boepd net, which was up from 41,904 boepd net in the fourth quarter as we brought 44 wells on line and recovered from weather issues experienced in the fourth quarter of 2013. We continue to run eight drilling rigs and three completion spreads across the play. We are implementing 40 acre downspacing on a go forward basis in our main Karnes and Tilden development areas and have significant running room across the play with over 1,750 well locations remaining to be drilled.

In the Tupper area in Western Canada, we currently have two rigs operating with current plans to bring approximately 25 wells on line this year. We are planning to implement a new completion strategy and choke management plan similar to practices in the Eagle Ford Shale. Offset wells have shown improved EUR (Estimated Ultimate Recovery) using these techniques. In addition to processing up to 60 mmcfd of third party gas, the plan is to drill-to-fill the existing gas processing plant capacity to lower overall unit operating expenses at Tupper. We have approximately 110 mmcfd of gas hedged at near Cdn$4.00 AECO for 2014 and 65 mmcfd of gas hedged at near Cdn$4.10 AECO for 2015.

Global Offshore

In Malaysia, the shut-in of the Kikeh field to finalize the SNP tie-in was completed in the first quarter. First production from SNP was achieved on February 28, 2014 with four producing wells coming on line. Field development work will continue throughout the year. The previously reported damage to the Tender Assist Drilling barge on the Kikeh spar has been repaired and the rig is back on location. Production from the four new shallow water oil developments offshore Sarawak continues to plan and will contribute to our production growth in 2014. The Sarawak gas compression capacity upgrade to 300 mmcfd gross was completed during the first quarter, providing the flexibility to deliver gas volumes above the contract quantity of 250 mmcfd gross when spot demand allows. We tested the field and system deliverability with a new single day record production of 301 mmcfd gross in March. In the Gulf of Mexico, the two wells at Dalmatian were completed with initial gas production commencing on April 20, 2014.

Exploration

In the Gulf of Mexico, the Company submitted the high bid on 16 new blocks at the Central lease sale in March. The Titan-1 well in DeSoto Canyon Block 178 spud in early April. This 120 day well is targeting oil in the Jurassic Norphlet sands with a gross mean resource estimate of approximately 200 million barrels of oil equivalent.

We also added to our acreage position in the Atlantic Margin with a farm-in to Block 2613 A/B in the Luderitz basin offshore Namibia. We will operate this block with a 40% working interest. The area is prospective for oil in multiple play types and a 3D seismic program is ongoing.

The Bamboo-1 well drilled offshore Cameroon was plugged and abandoned as a dry hole with $83 million expensed in the first quarter.

U.K. Downstream

As previously reported, exclusive talks with a potential buyer recently expired, allowing us to negotiate with other interested parties. In the meantime, the Company has entered into a period of consultation, as required in the U.K., with certain refinery employees and their representatives. The consultation period lasts 45 days and will conclude in May. The results of our U.K. Downstream business continue to be reflected as discontinued operations for financial reporting purposes.

Earnings Conference Call

The public is invited to access the Company’s conference call to discuss first quarter 2014 results on Thursday, May 1 at 12:00 p.m. CDT either via the Internet through the Investor Relations section of Murphy Oil’s Web site at http://ir.murphyoilcorp.com or via the telephone by dialing 1-800-750-4984. The telephone reservation number for the call is 5617007. Replays of the call will be available through the same address on Murphy Oil’s Web site, and a recording of the call will be available through May 5 by calling 1-888-203-1112 and referencing reservation number 5617007. A replay of the conference call will also be available on the Murphy Web site for 30 days after the event and via Thomson StreetEvents for their service subscribers.

Financial Data

Summary financial data and operating statistics for the first quarter of 2014 with comparisons to 2013 are contained in the following tables. Additionally, a schedule indicating the impacts of items affecting comparability of earnings between periods and a schedule comparing EBITDA between periods are included with these tables as well as guidance for the second quarter.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events or results, including Murphy’s plans to divest its U.K. downstream operations, are subject to inherent risks and uncertainties. Factors that could cause one or more of these forecasted events not to occur include, but are not limited to, a failure to obtain necessary regulatory approvals, a deterioration in the business or prospects of Murphy or its U.K. refining and marketing business, adverse developments in Murphy or its U.K. refining and marketing business’ markets, adverse developments in the U.S. or global capital markets, credit markets or economies in general, or a failure to execute a sale of the U.K. downstream operations on acceptable terms or in the timeframe contemplated. Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to, the volatility and level of crude oil and natural gas prices, the level and success rate of our exploration programs, our ability to maintain production rates and replace reserves, customer demand for our products, adverse foreign exchange movements, political and regulatory instability, and uncontrollable natural hazards. For further discussion of risk factors, see Murphy’s 2013 Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. Murphy undertakes no duty to publicly update or revise any forward-looking statements.

This news release also contains certain historical non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry. Please see the attached schedules for reconciliations of the differences between non-GAAP measures used in this news release and the most directly comparable GAAP financial measures.

The Securities and Exchange Commission requires oil and gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. The SEC permits the optional disclosure of probable and possible reserves; however, we have not disclosed the Company’s probable and possible reserves in our filings with the SEC. We use the term “gross mean resources” in this news release. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our most recent annual report on Form 10-K and in other reports on file with the SEC, available from Murphy Oil Corporation’s offices or Web site at http://ir.murphyoilcorp.com.

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MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013*
Revenues	$1,286,400	1,290,938

Costs and expenses
Lease operating expenses	262,255	337,223
Severance and ad valorem taxes	26,326	15,063
Exploration expenses	138,466	108,493
Selling and general expenses	92,026	81,467
Depreciation, depletion and amortization	396,249	363,142
Accretion of asset retirement obligations	12,065	11,896
Interest expense	32,886	27,028
Interest capitalized	(8,868)	(13,388)
Other expense	814	—

	952,219	930,924

Income from continuing operations before income taxes	334,181	360,014
Income tax expense	164,895	177,331

Income from continuing operations	169,286	182,683
Income (loss) from discontinued operations, net of income taxes	(14,033)	177,916

Net income	$155,253	360,599

Income (loss) per Common share—Basic
Continuing operations	$0.94	0.96
Discontinued operations	(0.08)	0.93

Net income	$0.86	1.89

Income (loss) per Common share—Diluted
Continuing operations	$0.93	0.95
Discontinued operations	(0.08)	0.93

Net income	$0.85	1.88

Cash dividends per Common share	$0.3125	0.3125
Average Common shares outstanding (thousands)
Basic	181,368	190,810
Diluted	182,577	191,765

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Thousands of dollars)

	Three Months Ended
	March 31,
	2014	2013[1]
Operating Activities
Net income	$155,253	360,599
Adjustments to reconcile net income to net cash provided by operating activities
Loss (income) from discontinued operations	14,033	(177,916)
Depreciation, depletion and amortization	396,249	363,142
Amortization of deferred major repair costs	2,741	1,990
Expenditures for asset retirements	(15,514)	(15,881)
Dry hole costs	87,909	41,011
Amortization of undeveloped leases	12,830	15,390
Accretion of asset retirement obligations	12,065	11,896
Deferred and noncurrent income tax charges	23,167	25,326
Pretax gains from disposition of assets	(19)	(42)
Net decrease in working capital other than cash and cash equivalents	18,673	100,949
Other—net	18,487	1,985

Net cash provided by continuing operations	725,874	728,449
Net cash provided by discontinued operations	10,005	192,678

Net cash provided by operating activities	735,879	921,127

Investing Activities
Property additions and dry hole costs	(996,218)	(965,412)
Proceeds from sale of assets	26	—
Purchases of investment securities[2]	(240,802)	(230,320)
Proceeds from maturity of investment securities[2]	243,641	130,385
Expenditures for major repairs	(338)	(180)
Investing activities of discontinued operations
Sales proceeds	—	211,549
Other	(4,866)	(82,264)
Other—net	(3,398)	2,302

Net cash required by investing activities	(1,001,955)	(933,940)

Financing Activities
Borrowing of notes payable	479,000	261,989
Purchase of treasury stock	(250,000)	—
Proceeds from exercise of stock options	–	1,281
Withholding tax on stock-based incentive awards	(6,319)	(7,337)
Cash dividends paid	(56,073)	(59,672)
Other	(240)	(91)

Net cash provided by financing activities	166,368	196,170

Effect of exchange rate changes on cash and cash equivalents	(1,835)	(13,568)

Net increase (decrease) in cash and cash equivalents	(101,543)	169,789
Cash and cash equivalents at beginning of period	750,155	947,316

Cash and cash equivalents at end of period	$648,612	1,117,105

[1]	Reclassified to conform to current presentation.
[2]	Represents cash invested in Canadian government securities with maturities greater than 90 days at the date of acquisition.

MURPHY OIL CORPORATION

SCHEDULE OF ADJUSTED EARNINGS

(Unaudited)

(Millions of dollars, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013
Net income	$155.3	360.6
Discontinued operations (income) loss	14.0	(177.9)

Income from continuing operations	169.3	182.7
Mark-to-market loss on crude oil derivative contracts	11.9	0.0
Foreign exchange (gains) losses	(3.1)	4.1
Oil Insurance Limited dividend	(3.3)	0.0
Expenses associated with spin-off of MUSA	0.0	0.7

Adjusted earnings	$174.8	187.5

Adjusted earnings per diluted share:	$0.96	0.98

Non-GAAP Financial Measures

Presented above is a reconciliation of Net income to Adjusted earnings. Adjusted earnings excludes certain items that management believes affect the comparability of earnings between periods. Management believes this is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. Adjusted earnings is a non-GAAP financial measure and should not be considered a substitute for Net income as determined in accordance with accounting principles generally accepted in the United States of America.

Note:	Amounts shown above as reconciling items between Net income and Adjusted earnings are presented net of applicable income taxes.

MURPHY OIL CORPORATION

SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION

AND AMORTIZATION (EBITDA)

(Unaudited)

(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended
	March 31,
	2014	2013
Income from continuing operations	$169.3	182.7
Income tax expense	164.9	177.3
Interest expense	32.9	27.0
Interest capitalized	(8.9)	(13.4)
Depreciation, depletion and amortization expense	396.2	363.2

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$754.4	736.8

Total barrels of oil equivalents sold from continuing operations (thousands of barrels)	18,045	18,398

EBITDA per barrel of oil equivalents sold	$41.81	40.05

Non-GAAP Financial Measures

Presented above is a reconciliation of Income from continuing operation to Earnings before interest, taxes, depreciation and amortization (EBITDA). Management believes EBITDA is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. EBITDA is a non-GAAP financial measure and should not be considered a substitute for Net income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended		Three Months Ended
	March 31, 2014		March 31, 2013
	Revenues	Income	Revenues	Income
Exploration and production
United States	$485.5	103.1	408.9	93.8
Canada	297.7	67.6	260.8	13.3
Malaysia	492.8	162.3	560.0	205.2
Other	—	(122.4)	69.3	(80.4)

Total exploration and production	1,276.0	210.6	1,299.0	231.9
Corporate and other	10.4	(41.3)	(8.1)	(49.2)

Revenue/income from continuing operations	1,286.4	169.3	1,290.9	182.7
Discontinued operations, net of tax	—	(14.0)	—	177.9

Total revenues/net income	$1,286.4	155.3	1,290.9	360.6

Note:	Corporate and other above includes unallocated administrative expenses, interest income and net interest expense, the impacts of foreign exchange, and income taxes associated with these income and expense items.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED MARCH 31, 2014 AND 2013

		Canada
(Millions of dollars)	United States	Conven- tional	Syn- thetic	Malaysia	Other	Total
Three Months Ended March 31, 2014
Oil and gas sales and other revenues	$485.5	180.2	117.5	492.8	—	1,276.0
Lease operating expenses	76.5	40.8	63.7	81.3	—	262.3
Severance and ad valorem taxes	23.9	1.3	1.1	—	—	26.3
Depreciation, depletion and amortization	168.1	67.8	14.1	143.0	1.1	394.1
Accretion of asset retirement obligations	4.1	1.5	2.3	4.1	—	12.0
Exploration expenses
Dry holes	6.8	—	—	—	81.1	87.9
Geological and geophysical	14.5	0.1	—	—	15.5	30.1
Other	1.7	0.3	—	—	5.6	7.6

	23.0	0.4	—	—	102.2	125.6
Undeveloped lease amortization	6.7	4.9	—	—	1.3	12.9

Total exploration expenses	29.7	5.3	—	—	103.5	138.5

Selling and general expenses	23.0	7.9	0.3	3.4	17.1	51.7
Other expenses	—	0.1	—	—	0.7	0.8

Results of operations before taxes	160.2	55.5	36.0	261.0	(122.4)	390.3
Income tax provisions	57.1	14.5	9.4	98.7	—	179.7

Results of operations (excluding corporate overhead and interest)	$103.1	41.0	26.6	162.3	(122.4)	210.6

Three Months Ended March 31, 2013
Oil and gas sales and other revenues	$408.9	155.4	105.4	560.0	69.3	1,299.0
Lease operating expenses	77.5	42.5	54.7	86.6	75.9	337.2
Severance and ad valorem taxes	12.9	0.9	1.3	—	—	15.1
Depreciation, depletion and amortization	130.4	81.5	13.7	133.9	1.2	360.7
Accretion of asset retirement obligations	3.3	1.5	2.7	3.3	1.1	11.9
Exploration expenses
Dry holes	0.7	30.5	—	0.4	9.4	41.0
Geological and geophysical	12.7	0.1	—	0.3	26.4	39.5
Other	1.5	0.3	—	—	10.8	12.6

	14.9	30.9	—	0.7	46.6	93.1
Undeveloped lease amortization	6.1	5.3	—	—	4.0	15.4

Total exploration expenses	21.0	36.2	—	0.7	50.6	108.5

Selling and general expenses	16.1	6.4	0.2	0.5	14.2	37.4

Results of operations before taxes	147.7	(13.6)	32.8	335.0	(73.7)	428.2
Income tax provisions (benefits)	53.9	(2.8)	8.7	129.8	6.7	196.3

Results of operations (excluding corporate overhead and interest)	$93.8	(10.8)	24.1	205.2	(80.4)	231.9

MURPHY OIL CORPORATION

PRODUCTION-RELATED EXPENSES

(Dollars per barrel of oil equivalents sold)

	Three Months Ended
	March 31,
	2014	2013
United States—Eagle Ford Shale
Lease operating expense	$10.91	18.12
Severance and ad valorem taxes	5.33	4.49
Depreciation, depletion and amortization (DD&A) expense	28.94	33.07
United States—Gulf of Mexico and other
Lease operating expense	16.77	16.63
Severance and ad valorem taxes	0.07	0.04
DD&A expense	23.52	23.38
Canada—Conventional operations
Lease operating expense	10.64	9.70
Severance and ad valorem taxes	0.33	0.20
DD&A expense	17.68	18.63
Canada—Synthetic Oil operations
Lease operating expense	51.72	48.95
Severance and ad valorem taxes	0.92	1.14
DD&A expense	11.45	12.20
Malaysia
Lease operating expense	11.84	11.12
DD&A expense	20.73	17.14

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2013)

(Millions of dollars)

	March 31,	Dec. 31,
	2014	2013
Total current assets	$3,373.6	3,508.6
Total current liabilities	3,056.8	3,224.0
Total assets	17,551.1	17,509.5
Long-term debt	3,415.6	2,936.6
Stockholders’ equity	8,304.1	8,595.7

	Three Months Ended
	March 31,
	2014	2013
Capital expenditures—continuing operations
Exploration and production
United States	$541.1	512.9
Canada	79.2	141.0
Malaysia	155.2	223.0
Other	111.0	89.1

Total	886.5	966.0

Corporate and other	0.7	3.8

Total capital expenditures—continuing operations	887.2	969.8

Charged to exploration expenses*
United States	23.0	14.9
Canada	0.4	30.9
Malaysia	—	0.7
Other	102.2	46.6

Total charged to exploration expenses	125.6	93.1

Total capitalized—continuing operations	$761.6	876.7

* Excludes amortization of undeveloped leases of	$12.9	15.4

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended
	March 31,
	2014	2013
Net crude oil and condensate produced – barrels per day	131,573	126,822
Continuing operations	131,573	125,173
United States – Eagle Ford Shale	40,755	25,345
– Gulf of Mexico and other	11,649	14,717
Canada – light	28	228
– heavy	7,996	8,519
– offshore	8,846	9,243
– synthetic	13,695	12,417
Malaysia	48,604	53,289
Republic of the Congo	—	1,415
Discontinued operations – United Kingdom	—	1,649
Net crude oil and condensate sold – barrels per day	127,368	131,410
Continuing operations	127,368	129,856
United States – Eagle Ford Shale	40,755	25,345
– Gulf of Mexico and other	11,649	14,717
Canada – light	28	228
– heavy	7,996	8,519
– offshore	9,866	7,943
– synthetic	13,695	12,417
Malaysia	43,379	53,845
Republic of the Congo	—	6,842
Discontinued operations – United Kingdom	—	1,554
Net natural gas liquids produced – barrels per day[1]	6,182	66
United States – Eagle Ford Shale	4,299	—
– Gulf of Mexico and other	1,088	—
Canada	22	—
Malaysia	773	66
Net natural gas liquids sold – barrels per day[1]	6,454	69
United States – Eagle Ford Shale	4,299	—
– Gulf of Mexico and other	1,088	—
Canada	22	—
Malaysia	1,045	69
Net natural gas sold – thousands of cubic feet per day	400,086	449,925
Continuing operations	400,086	447,014
United States – Eagle Ford Shale	27,479	21,171
– Gulf of Mexico and other	33,678	38,313
Canada	147,965	191,799
Malaysia – Sarawak	161,661	149,083
– Block K	29,303	46,648
Discontinued operations – United Kingdom	—	2,911
Total net hydrocarbons produced – equivalent barrels per day[2]	204,436	201,876
Total net hydrocarbons sold – equivalent barrels per day[2]	200,503	206,467

[1]	U.S. and Canada NGLs were included in the wet natural gas stream in 2013.
[2]	Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended
	March 31,
	2014	2013
Weighted average sales prices
Crude oil and condensate – dollars per barrel
United States – Eagle Ford Shale	97.47	105.41
– Gulf of Mexico and other	100.25	108.43
Canada[1] – light	95.09	81.91
– heavy	51.13	28.04
– offshore	107.51	111.44
– synthetic	95.34	94.30
Malaysia[2]	100.60	94.44
Republic of the Congo[2]	—	112.89
Discontinued operations – United Kingdom	—	113.19
Natural gas liquids – dollars per barrel
United States – Eagle Ford Shale	33.63	—
– Gulf of Mexico and other	38.61	—
Canada[1]	72.14	—
Malaysia[2]	92.78	101.59
Natural gas – dollars per thousand cubic feet
United States – Eagle Ford Shale	4.58	3.69
– Gulf of Mexico and other	5.03	3.42
Canada[1]	3.87	2.99
Malaysia – Sarawak[2]	5.59	6.82
– Block K	0.24	0.24
Discontinued operations – United Kingdom	—	12.30

[1]	U.S. dollar equivalent.
[2]	Prices are net of payments under the terms of the respective production sharing contracts.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended
	March 31,
	2014	2013
Refining and Marketing – Discontinued Operations
United Kingdom refining and marketing – operating unit margins per barrel	$(0.82)	$(0.03)
Petroleum products sold in U.K. – barrels per day	127,655	118,278
Gasoline	45,923	44,510
Kerosine	18,149	15,105
Diesel and home heating oils	42,102	42,031
Residuals	10,236	12,698
LPG and other	11,245	3,934
U.K. refinery inputs – barrels per day	119,555	115,768
Milford Haven, Wales – crude oil	115,564	112,411
– other feedstocks	3,991	3,357
U.K. refinery yields – barrels per day	119,555	115,768
Gasoline	41,587	40,420
Kerosine	16,822	15,465
Diesel and home heating oils	38,160	40,604
Residuals	11,279	12,135
LPG and other	9,101	4,160
Fuel and loss	2,606	2,984

MURPHY OIL CORPORATION

SECOND QUARTER 2014 GUIDANCE

	Liquids BOPD		Gas MCFD
Production – net
U.S. – Eagle Ford Shale	49,500		32,000
– Gulf of Mexico	13,500		49,000
Canada – Seal heavy	8,000		5,000
– Montney	—		127,000
– Offshore	8,000		—
– Synthetic	8,500		—
Malaysia – Sabah	37,500		56,000
– Sarawak	20,000		163,000
Total net production (BOEPD)		217,000
Total net sales (BOEPD)		216,000
Exploration expense range ($ millions)		$110 - $165*

*	Includes $20 million of Bamboo-1 dry hole costs in the second quarter.

FULL YEAR 2014 GUIDANCE

Total production (BOEPD) 225,000—230,000